Exhibit  5.1
Exhibit  23.2

                          Opinion of Steven L. Siskind

May 5, 2006

Lion-Gri International, Inc.
c/o  Patricia Narvaez
609 Hampshire Lane
Oveido, Florida  32765

RE:      Registration Statement on Form S-8

Ladies and Gentlemen:

         I have examined the Registration Statement on Form S-8 to be filed by you with the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issuable to Adam Wasserman pursuant to his Employment Agreement with Lion-Gri International, Inc. As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

         It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Employment Agreement, will be legally and validly issued, fully paid, and non-assessable.

         I further consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                                                      Very truly yours,

                                                      S/________________________
                                                      Steven L. Siskind